UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: June 5, 2017

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

OurPet’s Company (the “Company”) held its annual meeting of shareholders on June 5, 2017 at the Company’s headquarters in Fairport Harbor, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2018 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Against	Abstain
Joseph T. Aveni	12,759,655	34,495	91,600
William L. Lechtner	12,802,450	700	82,600
Charles C. MacMillan	12,786,450	7,700	91,600
John W. Spirk, Jr.	12,793,450	700	91,600
Dr. Steven Tsengas	12,793,450	10,700	81,600

Proposal 2

The ratification of the appointment of NMS, Inc. as the Company’s independent auditor for the fiscal year ending December 31, 2017 received the following vote:

Number of Votes
For	Against	Abstain
15,029,260	84,522	8,255

Proposal 3

The advisory approval of the compensation of our named executive officers for 2017 received the following vote:

Number of Votes
For	Against	Abstain
12,503,743	374,141	7,866

Proposal 4

The approval of the 2017 Stock Option Plan received the following vote:

Number of Votes
For	Against	Abstain
12,638,107	230,843	16,800

Item 8.01.	Other Events.

At the Annual Meeting, Dr. Steven Tsengas, the Company’s Chief Executive Officer, gave a presentation about the Company to stockholders in attendance, including participation in a Q&A period after the presentation. A link to the presentation materials is available at http://www.ourpets.com/investors/presentations/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial
Officer and Treasurer